As filed with the Securities and Exchange Commission on June 23, 2005

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          AMERICAN GOLDRUSH CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                    CANADA                                 NOT APPLICABLE
(State or Other Jurisdiction of Incorporation or (I.R.S. Employer Identification
                 Organization)                                   No.)

                           1155 WEST PENDER, SUITE 708
                       VANCOUVER, BRITISH COLUMBIA V6E 2P4
                    (Address of Principal Executive Offices)

              AMERICAN GOLDRUSH CORPORATION 2005 STOCK OPTION PLAN
                            (Full Title of the Plan)

       DAVID LUBIN, ESQ.                             COPY TO:
   DAVID LUBIN & ASSOCIATES                 RONALD BLOMKAMP, PRESIDENT
     92 WASHINGTON AVENUE                  AMERICAN GOLDRUSH CORPORATION
     CEDARHURST, NY 11516                   1155 WEST PENDER, SUITE 708
     FAX: (516) 569-5053                      VANCOUVER, B.C. V6E 2P4
                                                TEL: (604) 974-1175
(Name and Address of Agent for Service)

                               TEL: (516) 569-9629
          (Telephone number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Title of Securities To    Proposed Amount To     Maximum Offering        Maximum Aggregate      Amount of
Be Registered             Be Registered(1)       Price Per Share(2)      Offering Price         Registration Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Shares, no par     5,000,000(3)           $0.0106                 $ 53,000               $6.72
value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

(3) Represents shares of common stock reserved for issuance pursuant to options available for grant under the Registrant's 2005 Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participant in the plans covered by this Registration Statement as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents or portions thereof, as filed by us with the Securities and Exchange Commission, are incorporated by reference in this registration statement:

o        our Registration Statement filed on Form F-1 on April 11, 2005;

o the description of our Common Stock, no par value per share, contained in the section entitled "Description of Securities" of the Registrant's registration statement on Form F-1 (SEC File No. 333-120722) as amended; and

o all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the financial statements contained in the Form F-1 referred to in (1) above.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing such documents. Any statement contained herein or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Our common shares are registered under section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

No expert or counsel named in this registration statement was hired on a contingent basis, will receive a direct or indirect interest in, or was a promoter, underwriter, voting trustee, director, officer, or employee of, American Goldrush.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Canadian Federal corporate laws provide, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that the person is or was a director, officer, agent or employee of our company or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of our company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by us or in our right as well, but only to the extent of defense expenses
(including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Registrant, unless the court believes that in light of all the circumstances indemnification should apply. The indemnification provisions contained in Canadian Corporate Law is not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

There are no restricted securities to be reoffered or resold pursuant to this registration statement.

ITEM 8. EXHIBITS.

The following exhibits are filed as a part of this registration statement, or incorporated herein by reference as noted:

      EXHIBIT
      NUMBERS         DESCRIPTION OF DOCUMENT
          *3.1        Articles  of  Incorporation  of  the  Company
          *3.2        Articles of Amendment
          *3.3        By-Laws  of  the  Company
          *4.1        Specimen  Common  Stock  Certificate
           4.2        American Goldrush Corporation 2005 Stock Option Plan
           4.3        Form of Stock Option Agreement under the Option Plan
           5.1        Opinion of Counsel
         *10.1        Form of Class A Warrant
         *10.2        Form of Class B Warrant
         *10.3        Form of Class C Warrant
         *10.4        Agreement  between  the  Company  and  Ronald  Blomkamp
                      dated September 30, 2003
         *10.5        Property Option Agreement with Randy Polischuk
         *10.6        Agreement between the Company and Scott Praill dated
                      September 30, 2003
        **10.7        Amendment No. 1 to the Property Option Agreement
       ***10.8        Bridge Loan Agreement
          23.1        Consent of Independent Accountants
          23.2        Consent of Counsel (Included in Exhibit 5.1)

* Previously filed with the Company's registration statement on Form F-1, Registration No. 333-120722, submitted to the SEC on November 23, 2004.

** Previously filed with the Company's amendment to the registration statement on Form F-1, Registration No. 333-120722, submitted to the SEC on January 25, 2005.

*** Previously filed with the Company's amendment to the registration statement on Form F-1, Registration No. 333-120722, submitted to the SEC on April 12, 2005.

ITEM 9. UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, Canada, on June 23, 2005.



                                     AMERICAN GOLDRUSH CORPORATION

                                      By: /s/ Ronald Blomkamp
                                      Ronald Blomkamp, Chief Executive and
                                      Financial Officer, Secretary and Treasurer


                                POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald Blomkamp with the power of substitution, his attorney-in-fact, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that his substitute, may do or choose to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

SIGNATURE              TITLE                                 DATE
---------------------- ------------------------------------- -------------------
                       Chief Executive Officer, Chief
/s/ Ronald Blomkamp    Financial Officer, Secretary and      June 23, 2005
-------------------
Ronald Blomkamp        Treasurer, Director (principal
                       executive officer, principal
                       financial officer and principal
                       controller)
---------------------- ------------------------------------- -------------------

/s/ Scott Praill       Director                              June 23, 2005
----------------
Scott Praill
---------------------- ------------------------------------- -------------------

/s/ Robert Cann        Director                              June 23, 2005
---------------
Robert Cann